Novart Digital Inc.

Novart Digital is a cutting-edge mobile & artificial intelligence development company that believes in the power of creative ideas and great design.

Invest

$99 minimum investment

Deadline October 19, 2021
in 2 months

Share Price
$0.10

Total Raised
$0

Valuation
$4,750,000

4(a)(6) offering provided by Netcapital Funding Portal Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

Novart Digital combines app development with cutting-edge artificial intelligence technology. We build AI enabled apps, targeting those who are interested in gaming, fortune telling, and sports betting predictions.

PROBLEM

PwC's 2020 AI Predictions report showed that only **4%** of executives surveyed plan to deploy AI enterprise-wide in 2020, down from **20%** a year ago. Companies lack AI expertise, yet rapidly growing popularity amongst consumers.

There is a **large gap between AI and social gaming applications** currently available on the app stores. Recently, the market is trending towards AI and we plan to fill this gap with our unique capabilities.

Users have different reasons to download gaming, fortune telling, and betting prediction apps but there is one common outcome they are seeking: **ACCURACY**

One of the biggest problems in this field is that users are provided inaccurate data. Most of the applications are providing users with random data. In a world where data has the ability to speak volumes, inaccuracies can be bothersome to a user.

problem



> **“... you will hardly find a successful app without an application of AI that at its core or least providing additional value for its users”**
>
> *- Babak Ahmadi, AI Expert, Practitioner*

SOLUTION

solution


Apps & Games
We develop and operate quality apps & games currently in Turkey with strategy to expand initially into Middle East and the United States.
Artificial Intelligence
Our mission is to develop artificial intelligence and machine learning enabled apps & games with particular focus predictive apps.
Content Development
Our AI-powered content development process gives us the ability to connect deeply with our growing user base.

Novart Digital utilizes AI based predictions to provide the most accurate information, instead of random data. Our machine learning model has processed over 25 million user profiles to increase its accuracy and is continuously developing.

We have the ability to connect deeply with a vibrant and engaging mobile game community that attracts and retains gamers. In addition, the platform serves as a powerful distribution, testing, and evaluation platform for game developers.

BUSINESS MODEL

business-model


novartdigital
SUBSCRIPTIONS
DISPLAY ADS
IN-APP PURCHASES

Novart Digital currently utilizes three different revenue stream opportunities:

- Subscriptions
- In-App Purchases
- Display Advertisements

A large portion of our revenue comes from subscriptions. Subscribers have the opportunity to purchase AI based predictions through our applications.

Retention time in our apps is considerably higher than other similar apps thanks to our **accuracy rates.** This allows us to display ads without irritating users.

> **"As of 2020, the most popular Apple App Store category was gaming, with over 22% of apps being games"**
>
> *- Statista*

MARKET

market



newzoo
Global Games Market Forecast
Forecast Toward 2024
$144.4Bn
$177.8Bn
$175.8Bn
$218.7Bn
2019
2020
2021
2024
Source: ©Newzoo | Global Games Market Report | June 2021
newzoo.com/globalgamesreport

Turkey

According to gaming and esports agencies, in 2018 the Turkish gaming market generated $853 million in spending, an increase of $43 million in one year. The Turkish Gaming Industry Report showed that roughly half of this figure, **$400 million, stemmed from mobile games**. An increase of $27.6 million!

It was revealed in the gaming market last year, that with more than 30 million gamers, an average of $2.3 million per day was spent on games. Given the 2018 figures, Turkey has remained 18th in the world gaming market. **Turkey is the top gaming market in the Middle East**, followed by Saudi Arabia at $800 million.

Middle East & North Africa

The mobile gaming industry in the Middle East is the fastest growing online gaming population in the world, growing at a rapid pace of 25%. According to Newzoo, the Middle East is home to the most active gaming community globally.

Growth Rate Comparisons

- Latin America: 13.9%
- Asia-Pacific: 9.2%
- North America: 4%
- Western Europe: 4.8%

By 2022, The Middle East gaming market is projected to triple in size to $4.4 billion. In 2016, gaming revenues in the GCC stood at $1.05 billion.

market



newzoo
2012-2021 GLOBAL GAMES MARKET
REVENUES PER SEGMENT 2012-2021 WITH COMPOUND ANNUAL GROWTH RATES
Mobile Games
PC Games
Console Games
©2018 Newzoo
$70.6Bn
$76.5Bn
$84.8Bn
$93.1Bn
$106.5Bn
$121.7Bn
$137.9Bn
$151.9Bn
$165.9Bn
$180.1Bn
18%
23%
29%
34%
40%
46%
51%
54%
57%
59%
37%
38%
36%
34%
30%
27%
24%
22%
21%
19%
45%
39%
35%
32%
30%
27%
25%
24%
23%
22%
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
CAGR 2012-2021
TOTAL
+11.0%
MOBILE
+26.8%
PC
+3.1%
CONSOLE
+2.3%
Source: ©Newzoo | April 2018 Quarterly Update | Global Games Market Report
newzoo.com/globalgamesreport
newzoo

SUCCESS TO DATE

- Currently own 4 mobile apps & have 4 in the development process.

  > **Efsun**: Our most recent app for fortune telling predictions through coffee cup images that users upload
  >
  > **Kahve Fali**: Fortune telling predictions through user profiles
  >
  > **TZ Tahmin**: Soccer game predictions
  >
  > **Helponn**: Social platform to help others and crowdfunding for social causes

- Efsun is one of the largest and most widely used fortune telling apps in Turkey and the Middle East.
- TZ Tahmin is the only app that gives soccer predictions with **AI** in Turkey and the Middle East.
- **Zero spending on branding and marketing**

  > 1,725,000 downloads
  >
  > 236,800 users
  >
  > 50,900 monthly active users (MAU)

TEAM

We're an experienced team dedicated to innovation.

- **Development**
  Proven track record of developing and operating popular apps & games
- **Community**
  Vibrant and engaging user base, community and platform
- **Establishment**
  Established app & game publishing and operating capabilities
- **Analytics**
  Excellent app & game development and data analytics capabilities



Ulas Cengiz

CTO

Ulas has 10+ years of development and management experience in the mobile app sector, has successfully published over 100 apps on Android and IOS. He's been working in AI since 2017 and currently devotes all his focus to Novart Digital. He founded Buck.ai in 2017.



Haydar Ozkumurcu

Head of Marketing

10+ years of experience in online marketing. Haydar is also a well-known lecturer in online marketing.



Ozan Mutlu

Designer

Ozan Mutlu has 15+ years of experience in illustration and UI design.



Enes Kutluca

Business development & customer relations

Founder of Biopipe (2013) and GreenAgeTech (2011). Enes was voted as the best entrepreneur in Turkey by US (2012), voted most outstanding young businessman in Turkey (2012).

USE OF PROCEEDS

If the offering's maximum amount of $1,000,000 is raised:

Use	Value	% of Proceeds
Digital and Influencer Marketing	$550,000	55.0%
App Development	$200,000	20.0%
Rent	$12,000	1.2%
Insurance	$10,000	1.0%
Utility	$3,000	0.3%
Audit/Accounting	$25,000	2.5%
Salaries	$145,000	14.5%
Offering/Consulting fees	$6,000	0.6%
Intermediary fees	$49,000	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Novart Digital Inc.. This offering must raise at least $10,000 by October 19, 2021 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Novart Digital Inc. may issue additional securities to raise up to $1,000,000, the offering's *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

57,500,000 shares
× $0.10 per share

$5,750,000 implied valuation

PITCH DECK

Novart Digital Inc.


NOVART DIGITAL INC.
INVESTOR PRESENTATION
02.24.2021
novartdigital

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook
- Instagram

UPDATES

Aug 19, 2021 • Primary offering of 10,000,000 shares at $0.10

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